Exhibit 10.11

GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”) is entered into as of the 15th day of December, 2014, by and between KRG PLEASANT PRAIRIE RIDGE, LLC, a Delaware limited liability company (“Assignor”), and IREIT PLEASANT PRAIRIE RIDGE, L.L.C., a Delaware limited liability company (“Assignee”). Reference is hereby made to that certain Purchase and Sale Agreement, dated September 16, 2014, by and among Assignor, certain affiliates of Assignor, and Inland Real Estate Income Trust, Inc., a Maryland corporation, as predecessor-in-interest to Assignee (the “Agreement”). Capitalized terms used herein but not defined herein shall have the meaning ascribed to them in the Agreement.

1.               Property. The “Property” means the real property located in Pleasant Prairie, Wisconsin, commonly known as the Shoppes at Prairie Ridge, and more particularly described in Exhibit A attached hereto and incorporated herein.

2. Assigned Contracts. “Assigned Contracts” means those maintenance, supply, service and other agreements relating to the Property that are described in Exhibit B attached to this Assignment.

3. Intangible Property. The “Intangible Property” shall have the same definition ascribed to it in the Agreement.

4. Warranties and Permits. “Warranties and Permits” shall mean, to the extent assignable, all of Assignor's right, title and interest in all warranties and permits applicable to the Property or any improvement or personal property located thereon.

5. Assignment. For good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby grants, transfers and assigns to Assignee the entire right, title and interest of Assignor in and to the Assigned Contracts, Intangible Property and Warranties and Permits.

6. Assumption. Assignee hereby assumes the covenants, agreements and obligations of Assignor under the Assigned Contracts, Intangible Property and Warranties and Permits as of the date of this Assignment. Assignee hereby assumes the covenants, agreements and obligations of Assignor under the Assigned Contracts which are applicable to the period, and required to be performed, from and after the date of this Assignment, but not otherwise. Assignor shall remain liable for all covenants, agreements and obligations under the Assigned Contracts and all other contracts related to the Property for the period commencing July 1, 2014 and ending on the date of this Assignment. Assignor and/or Assignee may introduce a copy of this Agreement in any dispute, litigation or other proceeding involving a third party and any of the Assigned Contracts or other such contracts and, in such event, this Agreement shall be deemed to be conclusive proof of the parties’ respective liabilities under and with respect to the Assigned Contracts and such other contracts.

7. Attorneys’ Fees. If any action, suit, arbitration or other proceeding is instituted by any party to this Assignment for the purpose of interpreting any of the terms hereof or to prevent or remedy a default hereunder by any other party, the prevailing party shall be reimbursed by the non-prevailing party for all of such prevailing party’s reasonable attorneys’ fees incurred in each and every such action, suit, arbitration or other proceeding, including any and all appeals or petitions therefrom. As used in this paragraph, attorneys’ fees shall be deemed to mean the reasonable, actual costs of any legal services actually performed in connection with the matters involved, calculated on the basis of the usual fee charged by the attorney and any paralegals and legal staff performing such service.

8. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

9. Limited Liability. By accepting this Assignment, but subject to Section 8(e) of the Agreement, Assignee agrees that it will look only to the proceeds of the Property for the performance or liability for nonperformance of any and all obligations of Assignor hereunder, it being expressly understood and agreed that no constituent member, manager or partner in or agent of Assignor, nor any advisor, trustee, director, officer, employee, beneficiary, shareholder, participant, representative or agent of any corporation or trust that is or becomes a constituent member in Assignor shall have any personal liability, directly or indirectly, under or in connection with this Assignment, or any amendment or amendments hereto made at any time or times, heretofore or hereafter, and Assignee and its successors and assigns and, without limitation, all other persons and entities, shall look solely to the proceeds of the Property for the payment of any claim or for any performance, and Assignee, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. This Section 9 is subject to, and not in limitation of, the limitations on liability provided in Section 8(e) of the Agreement.

10. Counterparts. This Assignment may be signed in any number of counterparts each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment the day and year first above written.

ASSIGNOR:
`
KRG PLEASANT PRAIRIE RIDGE, LLC, a Delaware limited liability company

	By:		/s/ Daniel R. Sink
Daniel R. Sink, Executive Vice President and Chief Financial Officer

ASSIGNEE:

IREIT PLEASANT PRAIRIE RIDGE, L.L.C., a Delaware limited liability company

	By:	Inland Real Estate Income Trust, Inc., a Maryland corporation, its sole member

		By:	/s/ David Z. Lichterman

		Name:	David Z. Lichterman

		Title:	Vice President

Exhibit A

Legal Description

PARCEL I:

Lot 1 of Certified Survey Map No. 2603, recorded on November 9, 2007, as Document No. 1539382, being a redivision of Lot 1 and Lot 2 of Certified Survey Map No. 2602, being a part of the Northwest 1/4 of Section 8, Town 1 North, Range 22 East, in the Village of Pleasant Prairie, County of Kenosha, State of Wisconsin.

PARCEL II:

Lot 3 of Certified Survey Map No. 2603, recorded on November 9, 2007, as Document No. 1539382, being a redivision of Lot 1 and Lot 2 of Certified Survey Map No. 2602, being a part of the Northwest 1/4 of Section 8, Town 1 North, Range 22 East, in the Village of Pleasant Prairie, County of Kenosha, State of Wisconsin.

PARCEL III:

Lot 4 of Certified Survey Map No. 2603, recorded on November 9, 2007, as Document No. 1539382, being a redivision of Lot 1 and Lot 2 of Certified Survey Map No. 2602, being a part of the Northwest 1/4 of Section 8, Town 1 North, Range 22 East, in the Village of Pleasant Prairie, County of Kenosha, State of Wisconsin.

Exhibit B

Assigned Contracts

  Service Agreement, dated as of December 9, 2011, by and between Waste Management of Illinois, Inc., and Inland Diversified Pleasant Prairie Ridge, LLC.
  Service Agreement, dated as of January 3, 2012, by and between Waste Management of Illinois, Inc., and Inland Diversified Pleasant Prairie Ridge, LLC.
  Shopping Center Service Agreement, dated as of November 7, 2014, by and between The Bristol Group, LLC, and KRG Management, LLC.